Deloitte & Touche LLP
_____________________    _____________________________________________________
                         50 Main Street                Telephone:(801)328-4706
                         Suite 1800                    Facsimile:(801)355-7515
                         Salt Lake City, Utah 84144-0458



                                                                 EXHIBIT (23)b




                         INDEPENDENT AUDITORS' CONSENT
                         _____________________________


We consent to the incorporation by reference in Registration Statement No. 33-58461 of PacifiCorp on Form S-8 of our report dated May 1, 1997, appearing in this Annual Report on Form 11-K of the Utah Power & Light Company Employee Savings and Stock Purchase Plan of PacifiCorp for the year ended December 31, 1996.




DELOITTE & TOUCHE LLP

Salt Lake City, Utah
June 25, 1997